Registration  No.  ___________

SECURITIES  AND  EXCHANGE  COMMISSION
Washington,  D.  C.  20549

POST-EFFECTIVE  AMENDMENT  NO.  2
TO    FORM  S-8
REGISTRATION  STATEMENT  UNDER
THE  SECURITIES  ACT  OF  1933
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
Indiana United Bancorp
(Exact name of registrant as specified in its charter)

Indiana. . . . . . . . . . . . . . . . . . . . . . . .  35-1562245
(State or other jurisdiction of. . . . . . . . . . . .  (I.R.S. Employer incorporation or organization) . . . . . . . . . . . .  Identification No.)

201 North Broadway
Post Office Box 87
Greensburg, Indiana 47240
(Address of Principal Executive Offices)

Indiana United Bancorp 401(k) Plan
(Formerly Indiana United Bancorp Retirement and Savings Incentive Plan )
(Full title of the plan)

Robert E. Hoptry, Chief Executive Officer
Indiana United Bancorp
201 North Broadway
Post Office Box 87
Greensburg, Indiana 47240
(Name and address of agent for service)

(812) 663-4711
(Telephone number, including
area code, of agent for service)

Copies to:

Veronica L. Jarnagin, Esq. . . . . . . . . . . . . . .  David W. Harper, Esq.
Ice Miller Donadio & Ryan. . . . . . . . . . . . . . .  2450 Meidlinger Tower
One American Square, Box 82001 . . . . . . . . . . . .  Louisville, Kentucky 40202
Indianapolis, Indiana 46282
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
                                      Proposed           Proposed maximum
Title of securities  Amount to be     maximum offering   aggregate offering    Amount of
 to be registered .  Registered(1)    price per unit     price(2)              registration fee

Common Stock, . . .  Additional
No par value. . . .   100,000 shares  $           54.92  $          5,492,000  $        1,664.24
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(1)These  are  additional  securities  of  the  same  class,  to be offered pursuant to the same employee  benefit  plan  as those registered pursuant to Registration No. 33-45395.  Pursuant to
General Instruction E of Form S-8, this registration statement covers only the additional shares being  registered.

(2)The  registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the last sale  price  reported  for  the  Common  Stock  on  June  29,  1998.
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INFORMATION  INCORPORATED  BY  REFERENCE


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                                     - 5 -

The contents of the registrant's Registrant Statement on Form S-8, File No. 33-45395, heretofore filed with the Securities and Exchange Commission (the Commission ) on January 29, 1992, pursuant to the Securities Exchange Act of 1934, as amended, and the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement filed with the Commission on August 19, 1993, are incorporated herein by reference.

ADDITIONAL  INFORMATION

The Indiana United Bancorp Retirement and Savings Incentive Plan is restated, effective May 1, 1998, to be designated the Indiana United Bancorp 401(k) Plan (the 401(k) Plan ). The 401(k) Plan is being restated for purposes of
(i) complying with changes in the Internal Revenue Code of 1986, as amended (the Code ) in accordance with the Uniformed Services Employee Reemployment Rights Act of 1994, Small Business Job Protection Act of 1996 and Taxpayer
Relief Act of 1997; (ii) adding daily valuation of funds; (iii) adding participant directed investment in mutual fund-based investment alternatives and in Company stock; and (iv) adding as a participating employer Peoples Trust Company.

PTC Bancorp will merge into Indiana United Bancorp and employees of PTC Bancorp and its affiliates (such as People's Trust Company) shall be eligible to participate in the 401(k) Plan as of May 1, 1998.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 28th , 1998.


            INDIANA  UNITED  BANCORP.


            By:  /s/  Robert  E.  Hoptry
                      Robert  E.  Hoptry,  Chief  Executive  Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 28th day of April, 1998.


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

/s/ Robert E. Hoptry. .  Chairman of the Board,

Robert E. Hoptry. . . .  Chief Executive Officer



 /s/ James L. Saner . .  President, Chief Operating Officer and Director

James L.  Saner



 /s/ Jay B. Fager . . .  Treasurer (Principal Accounting Officer,
                         Principal

Jay B. Fager. . . . . .  Financial Officer)



 /s/ Robert S. Dunevant  Vice Chairman of the Board

Robert S. Dunevant



 /s/ John E. Back . . .  Director



 /s/ William G. Barron.  Director

William G. Barron



 /s/ Dale J. Deffner. .  Director

Dale J. Deffner



 /s/ Philip A. Frantz .  Director

Philip A. Frantz



 /s/ Dale E. Smith. . .  Director

Dale E. Smith



 /s/ Martin G. Wilson .  Director

Martin G. Wilson



 /s/ Edward J. Zoeller.  Director

Edward J. Zoeller
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Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greensburg, State of Indiana, on April 28th, 1998.


            INDIANA  UNITED  BANCORP  401(k)  PLAN



            By:  /s/  Robert  E.  Hoptry
                      Robert  E.  Hoptry,  Chief  Executive  Officer